================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 AMENDMENT NO. 2

                               Grand Motion, Inc.
           -----------------------------------------------------------
           (Name of small business issuer as specified in its charter)

          Nevada                           8742                    Pending
------------------------------   --------------------------  -------------------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                          601 Union Street, Suite 4200
                                Seattle, WA 98101
                              Phone: (206) 652-3283
                               Fax: (206) 652-3205

   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)


                    State Agent and Transfer Syndicate, Inc.
                             112 North Curry Street
                              Carson City, NV 89703
                                 (775) 882-1013

            (Name, Address and Telephone Number of Agent for Service)


Approximate Date of Commencement of Proposed Sale to Public:


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

-------------------------------------------------------------------------------------------------------------------
                                                     Proposed
                                                     Maximum            Proposed Maximum
Class of Securities to      Amount to be          Offering Price      Aggregate Offering          Amount of
          be
      Registered             Registered             per Share                Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock                 25,000,000               $0.015              $375,000.00              $40.13
-------------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                               Grand Motion, Inc.

[company's logo
see exhibit 99.1 pdf]

              3,000,000 SHARES MINIMUM - 25,000,000 SHARES MAXIMUM
                                  COMMON STOCK

There is no public market for our common stock.


We are offering a minimum of 3,000,000 and a maximum of 25,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.015 per share. In the event that 3,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 3,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to the shareholders without interest or deduction of any kind. If at least 3,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate the shareholder's funds.


There are no arrangements to place the funds in an escrow, trust or similar account.


Our common stock will be sold by Janetta Voitenkova, our director.


Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

                                                Offering Price            Expenses             Proceeds to Us
                                            -----------------------------------------------------------------------
Per Share - Minimum                         $              0.015   $              0.0035  $              0.0115
Per Share - Maximum                         $              0.015   $              0.0004  $              0.0146
Minimum                                     $             45,000   $              10,540  $              34,460
Maximum                                     $            375,000   $              10,540  $             364,460

The difference between the "Offering Price" and the "Proceeds to Us" is $10,540. The $10,540 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $10,540 will be paid to unaffiliated third parties for expenses connected with this offering. The $10,540 will be paid from current funds that we have and the first proceeds of this offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


The date of this prospectus is June 12, 2007.

Dealer Prospectus Delivery Obligation


Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents


PART I -- INFORMATION REQUIRED IN PROSPECTUS
Summary of Prospectus

            Our Company                                                                                          7
            The Offering                                                                                         8
            Financial Summary Information                                                                        9

Risk Factors                                                                                                     9
      1.    We may not be able to continue as a going concern if we do not obtain additional financing.
      2.    We lack operating history and have losses which we expect to continue into the future.              10
      3.    We are mainly dependent upon the funds to be raised in this offering to advance our business.       10
      4.    Foreign currency exchange rate fluctuations may adversely affect our business                       10
      5.    Our only source of potential revenue is our marketing and agency agreement with Avia Mir.           10
      6.    Our plan to develop relationships with strategic partners and vendors may not be successful.        11
      7.    Our future success is dependent on our existing key employees, and hiring and assimilating new      11
            key employees.
      8.    Our operating results may prove unpredictable which could negatively affect our operating           11
            results.
      9.    Because our management does not have prior experience in distribution and brand development in      11
            the travel industry, our business has a higher risk of failure.
      10.   Because we are small and don not have much capital, we must limit our efforts in marketing of       12
            our services and products.
      11.   Our  revenue is highly  dependent  on the travel and  transportation industries  and a prolonged  12 decrease in travel  booking  volumes
            would reduce our revenue.                                                                           12
      12.   Because there is no public trading market for our common stock, you may not be able to resell       12
            your stock.
      13.   Because the SEC imposes additional sales practice requirements on brokers who deal in our
            shares which are penny stocks, some brokers may be unwilling to trade them.                         12
      14.   We do not intend to pay dividends.                                                                  13
      15.   There is a lack of shareholder control.                                                             13
Use of Proceeds                                                                                                 13
Determination of Offering Price                                                                                 14
Dilution of the Price per  Share                                                                                15
Plan of Distribution; Terms of the Offering                                                                     16
      Section 15(g) of the Exchange Act                                                                         17
      Offering Period and Expiration Date                                                                       18
      Procedures for Subscribing                                                                                18
      Right to Reject Subscriptions                                                                             18
Description of Business                                                                                         18
      General                                                                                                   18
      Spa Travel Industry Overview                                                                              18
      Our Services                                                                                              19
      Competition                                                                                               23
      Marketing                                                                                                 23
      Trademarks and Copyrights                                                                                 25
Management's Discussion and Analysis or Plan of Operation                                                       25
      Plan of Operation                                                                                         25
      Need for Additional Capital                                                                               26
      Results of Operations                                                                                     27
      Liquidity and Capital Resources                                                                           27
      Known Material Trends and Uncertainties                                                                   28
Legal Proceedings                                                                                               28
Directors and Officers                                                                                          28
Compensation                                                                                                    28
Certain relationships and related transactions                                                                  30
Audit Committee                                                                                                 30
Security Ownership of Certain Beneficial Owners and Management                                                  30
Changes in Control                                                                                              31
Description of Securities                                                                                       31

      Common Stock                                                                                              31
      Voting Rights                                                                                             31
      Dividend Policy                                                                                           31
      Stock Transfer Agent                                                                                      31
Shares Eligible for Future Sale                                                                                 31
Interests of Named Experts and Counsel                                                                          32
Reports to Security Holders                                                                                     32
Market for Common Equity and Related Stockholder Matters                                                        32
Financial Statements                                                                                            33
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure                            53

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS                                                            53

Indemnification of Officers and Directors                                                                       53
Other Expenses of Issuance and Distribution                                                                     54
Recent Sales of Unregistered Securities                                                                         54
Exhibits                                                                                                        55
Undertakings                                                                                                    55
Signatures                                                                                                      57

PART I -- INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4. References to "we," "us," "our," "Grand Motion," or the "company" mean Grand Motion, Inc.


                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                   Our Company

Grand Motion, Inc. is a development stage company that will market specialty tours, spa packages and wellness-oriented vacations in Europe and Asia to the United States market. We intend to solely market tours, packages and vacations from tour operators. We will do this by entering into exclusive marketing and agency agreements with tour operators who wish to promote their products in the United States.

         Grand Motion, Inc. will develop a web portal, www.grandmotion.com, for promotion of wellness tour packages in Europe and Asia. The web portal will list offerings from tour operators and direct the user to the tour operator's site for the final purchase. We will market the web portal via print and web advertising to generate traffic.

         We will create a bi-annual catalogue listing the tours and vacation packages offered by Grand Motion on behalf of the tour operators who enter into marketing agreements with the company. The catalogue will be distributed free of charge to travel agencies and consumers by mail and through our participation in industry events. Grand Motion will exhibit at major travel industry tradeshows in the United States, Europe and Asia to attract other tour operators to enter into Marketing Agreements and increase the range of packages offered on our web portal and in the catalogue and to promote our catalogue and web portal in the U.S. market.

To date, we have executed one Distributor and Marketing Agreement with OOOAvia Mir ("Avia Mir"), a Travel Agency and Tour Operator based in Moscow, Russia. Avia Mir sells packages to spas, medical rehabilitation facilities, and wellness-oriented destinations. Pursuant to a Marketing and Agency Agreement (the "Agreement") dated November 20, 2006, the Company acquired rights for marketing and promotion of specialty tours, airline tickets and charter flights ("Products") provided by Avia Mir in the United States of America and Canada for the following consideration:

       - Cash payment of $1,000 (one thousand dollars) upon signing of this Agreement;
       - The Company incurring web site development expenses up to $10,000 by February 28, 2007;
       - The Company incurring minimum marketing expenses of $50,000 USD over the initial two year term of this Agreement

         Grand Motion, Inc. will be paid commission on a quarterly basis at the rate of 5.0% of gross sales resulting from the sale of the Products by Avia Mir. We will not share our profits or losses with Avia Mir. If the agreement is terminated, we may not find another source of income and may have to suspend or cease operations. Our marketing and agency agreement with Avia Mir has an initial term of two years.

         As at February 28, 2007, the Company paid $1,000 upon signing the Agreement and incurred $8,500 in website development costs.

We have no revenues, have incurred losses of $20,134 since our inception on July 7, 2006, and have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our sole director, Ms. Janetta Voitenkova, to fund our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (July 7, 2006) to November 30, 2006, our independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This offering and any investment in our common stock involves a high degree of risk. Our only source of potential revenue is our marketing and agency agreement with Avia Mir. If we are unable to generate revenue from the agreement of if the agreement is terminated, we may not find another source of income. We may not be able to continue as a going concern if we do not obtain additional financing. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we are unable to generate revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.

Please review the "Risk Factors" on page 7 of this offering.


         Our principal business office is located at 601 Union Street, Suite 4200, Seattle, Washington 98101. Our fiscal year end is November 30.

                                  The Offering

Following is a brief summary of this offering:

Securities being offered                3,000,000 shares of common stock minimum
                                        and  25,000,000 shares of common  stock
                                        maximum, par value $0.0001


Offering price per share                $ 0.015

Offering period                         The  shares are being offered for a
                                        period not to  exceed 180  days, unless
                                        extended by our Board of Directors for an additional 90 days.

Net proceeds to us                      Approximately $34,460 assuming the
                                        minimum number of shares is sold.

                                        Approximately  $364,460 assuming the
                                        maximum number of shares is sold.

Use of proceeds                         We will use the proceeds to pay for
                                        administrative expenses, the
                                        implementation of our business plan, and general working capital. (i)

Number of shares outstanding
before the offering                     4,000,000


Number of shares outstanding after the offering if all 7,000,000 (if minimum number of shares are sold) of the shares are sold 29,000,000 (if maximum number of shares are sold)

(i) If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of November 30, 2006, liabilities of $3,460, which represent amounts paid by our director as follows: $1,000 as per Marketing and Agency agreement, $1,936 for purchase of computer equipment and $524 for incorporation costs. In addition we will pay for offering expenses. Total offering expenses are $10,540. Of the $10,540, the amounts to be paid from the proceeds for expenses of the offering are: $5,000 for legal fees; $1,000 for filing fees; $3,500 for accounting fees and expenses; $1,000 for transfer agent fees; and $40 for registration fee. We will use the rest of the funds (net of offering expenses and outstanding liabilities) for financing of web portal development ($12,000), execution of the marketing and advertising plan ($7,000) and for general working capital ($12,000).


Financial Summary Information

All of the references to currency in this Prospectus are to US Dollars, unless otherwise noted. The following financial information summarizes the more complete historical financial information at the end of this Prospectus.


Income Statement Data
                              From July 7, 2006
                                   (inception)
                              to February 28, 2007
Revenue                     $                        0
Expenses                    $                   20,134
Net Profits (Losses)        $                  (20,134)

Balance Sheet Data
                                      As of
                               February 28, 2007
Working Capital (deficit)   $                 (22,486)
Total Assets                $                  10,590
Total Liabilities           $                  30,324


As of February 28, 2007, we have a working capital deficit of $22,486 (November 30, 2006 - $7,569) and accumulated losses of $20,134 (November 30, 2006 -
$5,075) since inception.


Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

1. We may not be able to continue as a going concern if we do not obtain additional financing.

Because of our lack of funds and short operating history incurring only expenses, our independent accountants' audit report dated January 12, 2007 states that there is substantial doubt about our ability to continue as a going concern. Our independent auditor pointed out that we incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. As of the date hereof, all our cash has been raised from the issuance of securities.


2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on July 7, 2006 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception on July 7, 2006 to February 28, 2007 is $20,134.

We currently do not have any operations and we have no income. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We expect to incur losses in future periods. We are dependent upon the funds
to be raised in this offering to advance our  business, the   proceeds  of which
may be insufficient to achieve adequate revenues to remain in business and our business will fail.

We have limited operations. We need the proceeds from this offering to pay for marketing and continued development of our website. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing, we may have to cease operations and investors will lose all of their investment.

4. Foreign currency exchange rate fluctuations may adversely affect our business.

Since we intend to market and sell our products in many different countries, changes in exchange rates can adversely affect our cash flows and results of operations. Furthermore, reported sales and purchases made in non-U.S. currencies, when translated into U.S. dollars for financial reporting purposes, fluctuate due to exchange rate movement. Due to the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on future sales and operating results.

5. Our only source of potential revenue is our marketing and agency agreement with Avia Mir. If we are unable to generate revenue from the agreement of if the agreement is terminated, we may not find another source of income and our business will fail.

We have no revenues, have incurred losses since our inception on July 7, 2006, and have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our sole director, Ms. Janetta Voitenkova, to fund our operations. To date, we have not generated any revenue from our Marketing and Agency Agreement with Avia Mir and may not ever generate revenue as per this agreement.

There is no guarantee that we will be able to renew this agreement after this term has been completed upon acceptable terms. As well, the agreement provides that Avia Mir may terminate it if we fail to perform the material provision of incurring minimum marketing expenses of $50,000 over the initial two year term of the agreement. If the marketing and agency agreement is terminated, we will not have any business operations and our business may fail, causing investors to lose all of their investments.

6. Our plan to develop relationships with strategic partners and vendors may not be successful.

As part of our business strategy, we will need to develop short- and long-term relationships with tour operators in travel industry in order to enter into marketing agreements for our services. We must enter into agreements with them on attractive terms and integrate and coordinate their resources and capabilities with our own. Due to our lack of operating history, this will be difficult to do. If we are unsuccessful in our efforts, our ability to generate revenue and market products could be severely limited.

7. Our future success is dependent on our existing management team, and hiring and assimilating new key employees, and our inability to attract or retain key personnel in the future would materially harm our business and results of operations.

We depend on the services of our sole director, Janetta Voitenkova, for the future success of our business. The loss of the services of Ms. Voitenkova could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Ms. Voitenkova and we do not have a contract for her services.

In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.


8. Our operating results may prove unpredictable which could negatively affect our operating results.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may cause our operating results to fluctuate significantly include the following:

    o our ability to generate  enough working  capital from future equity sales;
    o the level of acceptance by general public and industry insiders of Avia Mir products;
    o unanticipated  fluctuations in price of the Avia Mir products;
    o the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
    o general economic conditions

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

9. Because our management does not have prior experience in marketing and brand development in the travel industry, our business has a higher risk of failure.

Our director does not have experience in distribution and marketing of products. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing and business development consultants. Our director's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

10. Because we are small and do not have much capital, we must limit our efforts in marketing of our services and products. As a result, opportunities for us to attract new customers who purchase products from our website and generate profit will be severely limited. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our efforts in marketing of our products. Because we will be limiting our marketing activities, we may not be able to attract new customers to purchase tour packages from our website. We may not be able to operate profitably from our agreement with Avia Mir. If we cannot operate profitably, we may have to suspend or cease operations.

11. Our revenue is highly dependent on the travel and transportation industries and a prolonged decrease in travel booking volumes would reduce our revenue. We expect that most of our revenue will be derived from suppliers in the travel and transportation industries. Our revenue is highly subject to declines in or disruptions to travel and transportation due to factors entirely out of our control. Factors that may adversely affect travel and transportation activity include:

-        Economic downturns and recessions;
- Global security issues, political instability, acts of terrorism, hostilities and war;
- Increased airport security that could reduce the convenience of air travel;
-        Inclement weather,
-        Increased occurrence of travel-related accidents;
-        The  financial  condition of travel  sellers.

12. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

13. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline. The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.

Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.


There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process takes at least three months and the application must be made on our behalf by a market maker, but we have not yet engaged a market maker to make the application on our behalf. If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares your purchase from Grand Motion, Inc.

14. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Grand Motion.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Grand Motion will need to come through appreciation of the stock's price.

15. Because our sole director will own 57.1 % of our outstanding common stock, if the minimum amount of the offering will be sold, she could make and control corporate decisions that may be disadvantageous to other minority shareholders.


Our sole director, Janetta Voitenkova, owns 100% of the outstanding shares of our common stock as of the date of this offering. If minimum amount of the shares will be sold, our director will own 57.1% of our outstanding common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. She will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.


Use of Proceeds

Our offering is being made on a self underwritten basis - with a minimum of $45,000 in gross proceeds. The table below sets forth the use of proceeds if $45,000 (i.e. gross proceeds of the minimum offering) or $375,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

                                                                            $45,000               $375,000
                                                                     ------------------- --------------------
Gross proceeds                                                       $           45,000  $           375,000
Offering expenses                                                                10,540               10,540
                                                                     ------------------- --------------------
Net proceeds                                                         $           34,460  $           364,460
                                                                     =================== ====================

The net proceeds will be used as follows:

Outstanding liabilities                                              $            3,460  $            20,758
Website development                                                              12,000               12,000
Marketing and advertising                                                         7,000              165,000
Employees                                                                             -              114,000
General and Administrative                                                       12,000               52,702
                                                                     ------------------- --------------------
TOTAL                                                                $           34,460  $           364,460
                                                                     =================== ====================

Total offering expenses are $10,540. Of the $10,540, the amounts to be paid from the proceeds for expenses of the offering are: $5,000 for legal fees; $1,000 for filing fees; $3,500 for accounting fees and expenses; $1,000 for transfer agent fees; and $40 for registration fee.

If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of November 30, 2006, liabilities of $3,460, which represent amounts paid by our director as follows: $1,000 as per Marketing and Agency agreement, $1,936 for purchase of computer equipment and $524 for incorporation costs.

If the maximum amount of the shares is sold we will pay all of our outstanding liabilities as of November 30, 2006, representing the amounts owed to our director for expenses incurred on behalf of the company in the amount of $3,675, and loan with $17,000 in principal and $83 in accrued interest. The loan is payable on demand, unsecured, and bears interest at 6.0% per annum.

Our sole director has provided funds for general working capital to the date of this prospectus. We may rely on loans from our sole executive officer and director, Janetta Voitenkova to continue our operations; however, there are no assurances that Ms. Voitenkova will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing, we may have to cease operations.

As of February 28, 2007, we had paid $1,000 for distributor rights and incurred $8,500 in website development costs in accordance with marketing and agency agreement. We intend to spend between $7,000 and $165,000 for further marketing of Avia Mir's and other tour operators' products.


"General and Administrative Costs" include costs related to operating our office. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission, travel, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $375,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

o        our lack of operating history
o        the proceeds to be raised by the offering
o the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and
o        our cash requirements

Dilution of the Price per Share


Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of November 30, 2006, the net tangible book value of our shares of common stock was a deficit of $(4,675) or approximately $(0.0012) per share based upon 4,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 29,000,000 shares to be outstanding will be $370,325, or approximately $0.0128 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $0.0022 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.014 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.015 per share to $0.0128 per share.

After completion of this offering, if 25,000,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 86.21% of the total number of shares then outstanding shares for which the shareholders will have made a cash investment of $375,000, or $0.015 per share. Our existing shareholders will own approximately 13.79% of the total number of shares then outstanding, for which they have made contributions of cash, of $400, or $0.0001 per share.

If the minimum number of the shares is sold:

Upon completion of this offering, in the event 12% or the minimum amount of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $ 40,325 or approximately $ 0.0057 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0093 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0047 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.015 per share to $ 0.0057 per share.

After completion of this offering, if 3,000,000 shares are sold, the shareholders acquiring shares in this offering will own approximately 42.85% of the total number of shares then outstanding shares for which the shareholders will have made a cash investment of $45,000, or $0.015 per share. Our existing stockholders will own approximately 57.15% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $400, or $0.0001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this offering with investment in our shares of our existing stockholders.


Existing stockholders if all of the shares are sold:

Price per share                                             $           0.0001
Net tangible book value per share before offering           $         (0.0012)
Net tangible book value per share after offering            $           0.0128
Increase to present stockholders in net tangible
book value per share after offering                         $            0.014
Capital contributions                                       $              400
Number of shares outstanding before the offering                     4,000,000
Number of shares after offering held by existing
stockholders                                                         4,000,000
Percentage of ownership after offering                                  13.79%

Purchasers of shares in this offering if all shares sold

Price per share                                             $            0.015
Dilution per share                                          $           0.0022
Capital contributions                                       $          375,000
Number of shares after offering held by public investors            25,000,000
Percentage of ownership after offering                                  86.21%

Purchasers of shares in this offering if the minimum number of shares sold

Price per share                                             $           0.015
Dilution  per share                                         $           0.0093
Capital  contributions                                      $           45,000
Number of shares after offering held by  public  investors           3,000,000
Percentage of ownership after offering                                   42.85%

Plan of Distribution; Terms of the Offering

We are offering a minimum of 3,000,000 and up to a maximum of 25,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.015 per share. Funds from this offering will be placed in a separate bank account. We will hold the funds in the account until we receive a minimum of $45,000, at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $45,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to the shareholders acquiring shares in this offering without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to the shareholders acquiring shares in this offering. The shareholders acquiring shares in this offering will only receive a refund of their subscription if we do not raise a minimum of $45,000 within the 180 day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our sole director Ms. Voitenkova. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:


1. The  person  is not  statutorily  disqualified,  as that term is  defined  in
Section  3(a)(39)  of the Act,  at the time of his  participation;  and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the "Exchange Act"), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole director and officer is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. She is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not broker-dealers or associated with a broker-dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.


Only after our Prospectus is declared effective by the Securities and Exchange Commission (the "Commission"), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

Section 15(g) of the

Exchange Act Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation. Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements. Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures  for  Subscribing

If you decide to subscribe for any shares in this offering, you must

1.  execute and deliver a subscription agreement;  and
2. deliver a check or certified  funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Grand Motion, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Description of Business

General

We were incorporated in the State of Nevada on July 7, 2006. We have commenced operations by entering into an exclusive marketing and agency agreement with Avia Mir. Avia Mir (http://www.avia-mir.ru) is a private company, based in Moscow, Russia, that sells specialty tours, vacation packages, airline tickets and charter flights to customers in Russia and former CIS countries. We are a start-up stage corporation with limited operations and no revenues from our business operations. For the period ended November 30, 2006, and February 28, 2007, we generated no revenue. Our business office is located at 601 Union Street, Suite 4200, Seattle, Washington 98101. Our telephone number is
(206)652-3283.

We have begun very limited operations and will advance our operations until we complete this offering. We have executed one Distributor and Marketing Agreement with OOOAvia Mir ("Avia Mir"), a Travel Agency and Tour Operator based in Moscow, Russia. As part of our operations to date, we have begun the development of our website, which will market the Avia Mir tours. We will continue the development of the website until we complete this offering. Our plan of operation is forward looking and there is no assurance that we will ever be successful in our plan of operations.

Spa Travel Industry Overview

Health and wellness tourism is broken down into two main sectors: traveling for medical treatments that are cheaper or better than can be obtained in the home country and traveling for a holiday that includes health and wellness treatments or pampering.

Health and wellness tourism consumers can now combine a visit to a new destination with health and wellness therapies and treatments. A typical health and wellness tourist regime encompasses a destination day spa as part of a short-break, offering treatments relating to body, mind and spirit.

Visitors check in for a one-day or multi-day program of options ranging from education, fitness and healthy meals to beauty and physiotherapy sessions in a spa environment. One such resort is the Danubius Thermal Hotel Margitszigit in Hungary that offers spa cuisine with dietary programs alongside.

Other Eastern European locations such as Bled in Slovenia offer beautiful surroundings and health spas for a complete relaxing experience. Piestany Spa in Slovakia is a famous Eastern European spa that offers high quality medical and leisure services at prices even lower than the Czech Republic.

Our Services

We plan to market specialty tours, spa packages and wellness-oriented vacations in Europe and Asia to the United States market. We plan to work primarily with travel agencies, tour operators and travel industry wholesalers located in Europe and Asia by offering marketing and distribution of their products in the United States of America. We will enter into exclusive distribution and marketing agreements to promote their products for a commission of sales generated as a result of Grand Motion efforts.

Our business plan focuses on two main products to market:

1)       Spa destinations targeted to U.S. Travelers:

     There are three main categories of products we want to market to U.S. customers

     - Luxurious and high end spa destinations in countries such as France, Germany, Italy and Switzerland. The European spas offer not only spa treatments as generally known to North American customers, they have technologically sophisticated spa centers, offering professional medical assistance, diagnostics and a complete selection of therapies: thermal, hydro, fitness, relaxation as well as special medically assisted diet programs. Many modern European spas have natural spring thermal pools and offer many other fitness and relaxation activities. Examples of these include spas such as Fonteverde Thermal Springs and Resort in France, the Lausanne Palace & Spa in Switzerland, Mezzatorre Resort & Spa in Italy, and Schlosshotel Buhlerhohe in Germany.

     - Reasonably priced spa destinations for budget minded travelers in Eastern European countries such as Czech Republic, Slovenia, Hungary, Bulgaria, Poland, Lithuania and Russia.

         We intent to promote well-known Eastern European spas that have an excellent reputation for their health and rehabilitation programs to North American travelers.

     - North American spas and resorts for travelers who do not want to leave the continent. Despite the fact that there is a wide selection of resorts and spas in North America, many of them are not widely known. It may be difficult for people to do enough research to locate spas and resorts that are targeted to the customer's specific needs, such as special medical and fitness treatments, specifically designed diet programs or just stress relief and relaxation treatments.

2) North American spas, wellness vacations and outdoor adventure holidays targeted to Eastern European customers.

- There are many spas and resorts in North America that are virtually unknown to Eastern European travelers. Many North American wellness destinations have not been promoted aggressively to Eastern Europeans due to language barriers and economical reasons. We intend to promote and market North American Spas and Outdoor Adventure holidays to Russian and other Eastern European travelers.

Our services to these companies will consist of consultation on brand strategy, marketing services, sales and distribution of their products. We plan to create and distribute a specially designed catalogue of Spa and Wellness destinations for fall/winter season and spring/summer season. We want to categorize wellness vacations by destinations and by topics of treatments and services.

We intent to built a web portal and we registered the domain name for that purpose: www.grandmotion.com

The web portal will list all the destinations and packages we will market, descriptions of spas, services and treatments provided at each destination, as well as customer reviews and suggestions from experts and tourists who have visited the destinations. When a visitor makes the decision to purchase a vacation package or reserve a room in a featured resort or spa, they will be redirected to our partner's website where they will complete the booking process.

On November 20, 2006 we entered into a Marketing and Agency Agreement ("Agreement") with Avia Mir to market and distribute Avia Mir's products, which include specialty spa tours and wellness-oriented vacation packages. In accordance with the Agreement, Grand Motion has agreed to provide Avia Mir with a comprehensive marketing plan for the next two years and to execute the marketing plan through various activities, including but not limited to: development of the Grand Motion web portal, public relations, market research, search engine optimization, search engine marketing, viral marketing, trade show exhibits, Internet analytics, print advertising, one to one marketing and direct mail campaigns.

Grand Motion will market Avia Mir products to general public and industry insiders in the United States. In addition Grand Motion will assist Avia Mir in initiating and finalizing the sale of their products to U.S. consumers. In consideration for its services, Avia Mir will pay Grand Motion an amount equal to 5% of the gross sales of Avia Mir products generated through Grand Motion efforts on a quarterly basis.

Some of the  tours  and spa  destinations  currently  offered  by Avia Mir

Czech Republic.

Seven, twelve and twenty four day packages are available in spas of Karlovy Vary (Carlsbad) in the Czech Republic.

Bristol Palace Spa Hotel
------------------------
Visitors live in the Bristol Palace spa hotel, in Karlovy Vary, with annexes in the Orava, Sokol, and Livia hotels, each with its own treatment facility.

Spa Bohemia Lazne
-----------------

Spa Bohemia Lazne is a medical/holistic facility in Karlovy Vary. Some of the procedures visitors can enjoy include: mineral and carbon baths, exercise in thermal pools with mineral water, sauna, parafango (mud) packs, underwater and classical massage, electrotherapy (diathermy, diadynamics, ultrasonic), herbal inhalation, laser treatments, ionic mineral bath, dry carbonic application, oxygen therapy and acupuncture. The spa also offers programs for patients with menopausal and fertility problems. The cuisine at Bohemia Lazne is outstanding. The combination of Czech and German cuisine creates unforgettable dishes with rich flavor. Dietary dishes are also available for those who have diabetes and other metabolic disorders.

The Grand Hotel Varna and the Hotel Ambassador
----------------------------------------------

The  Grand  Hotel  Varna  and  the  Hotel   Ambassador  both  offer  a  complete
Balneological center with a wide range of curative treatments, plus indoor and outdoor swimming pools, gym and various sports facilities.

Hungary

Danubius Health Spa
-------------------

Spa stays at the Danubius Health Spa, where travelers can benefit from the curative effects of natural thermal springs. They combine thermal water treatments with physiotherapy, hydrotherapy, electrotherapy, relaxation and medical massage to achieve excellent results. Visitors to the spa will have their own personal physician to assess their medical needs, prescribe the most effective course of treatments, and follow their progress during the stay.

Grand Hotel and the Thermal Hotel Margitsziget
----------------------------------------------

The ancient Grand Hotel offers full therapy services under supervision of medical staff. The Thermal Hotel Margitsziget connects to the Grand Hotel via an underground tunnel. The visitor can get treatments at either hotel under the direction of spa physicians and a customized therapy plan.

Slovakia

The Spa Hotel Balnea Esplanade
------------------------------

The Spa Hotel Balnea Esplanade is located in a quiet park, in the middle part of Spa Island, approximately 1 km from the center of the Piestany town. The hotel is connected to a medical centre and has an indoor and outdoor swimming pool with thermal water. There are a wide range of facilities, several restaurants, a cafe as well as all kinds of treatments. The hotel is available only for treatment visits.

Greece

Blue Palace Resort & Spa ,Elounda Spa & Thalassotherapy tours
-------------------------------------------------------------

The Elounda Spa & Thalassotherapy extends over 22,000 square feet and over three levels. Facilities include one indoor heated pool, two fully equipped thalassotherapy pools, two gym areas, relaxation area, hammams (steam baths), saunas, indoor and outdoor Jacuzzis, 6 rooms for dry massages, 11 rooms for wet thalasso treatments and a fitness center.

France

Spa vacations on the fabulous French Riviera. The modern Hotel Thalazur Antibes is situated right in the heart of this world famous vacation paradise, minutes from beaches, museums. Thalazur Antibes offers comfortable rooms with private balconies or terraces, gourmet meals (spa cuisine available), a modern fitness facility, and a French approach to health and beauty. The French have believed for centuries that minerals in the Mediterranean waters are beneficial to health.

Italy

Located in Anacapri, the most exclusive and unspoiled part of Italy's island of Capri, the Capri Palace stands 300 meters above sea level, overlooking the open Mediterranean Sea and the Gulf of Naples. The Capri Palace has 80 rooms, four with their own private gardens and heated swimming pools; five luxuriously furnished suites among which one finds the penthouse "Acropolis" bathed in sunlight, boasting a marvelous Jacuzzi tub from where one can gaze at the stars and across the sea

Switzerland

Built In 1864 The Victoria-Jungfrau Grand Hotel And Spa Embodies The Ultimate In First-class Amenities. The Hotel Is The Leading Luxury Hotel In Interlaken-a Summer And Winter Resort Internationally Acclaimed As One Of The Most Attractive In Switzerland.

Latvia, Estonia, , Lithuania

Spa Weekend in Riga, Latvia
---------------------------

The perfect way to relax and be looked after, with a range of treatments available as well as fantastic food, nightlife and shopping.

Viimsa Spa Package
------------------

A 4-day Detox Package at the SPA Hotel, Viimsi, Estonia. The detox package improves body cleansing and relaxation. Complex body cleansing program created by specialists of VIIMSA SPA, enhances your well-being and provides guidance for a healthy lifestyle.

Druskininkai Resort
-------------------
Family Weekend in Druskininkai, Lithuania. Druskininkai is a famous resort in Lithuania, located

126km from Vilnius and 130km from Kaunas. The resort features Turkish baths, mineral water swimming pool, and a variety of spa treatments.

Russia

A wide variety of spa vacations are offered, including spa packages on the coast of the Black Sea, spa clinics in Moscow, resorts on Lake Baikal, Siberian Taiga spa cottages, which offer traditional Russian spa treatments, as well as hunting and fishing in the wilderness.

Competition

We  face   competition  from  established  as  well  as  other  emerging  travel distribution companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

General Travel
--------------
Our business involves providing marketing and promotion of travel products to travel agents and general public and we face significant competition in all aspects of this business. With respect to travel agencies, we compete primarily against large and well-established agencies as well as small independent travel agencies that offer similar products. With respect to online bookings and purchasing travel related products we face completion from well established and well funded online travel sites such as www.expedia.com, www.travelocity.com , www.exit.ca, www.orbitz.com, www.priceline.com to name a few.


Spa,  wellness and wilderness experience travel
-----------------------------------------------
There are many companies that offer specialty travel products, such as spa and wellness tourism and wilderness experience tours online as well as in more traditional offline format. Some of these companies include: Trafalgar Tours (http://www.trafalgar.com), Gap Adventures (http://www.gapadventures.com), Destination Spa Group (http://www.destinationspas.com), Intourist (http://ecotours-intourist.ru), Exeter International
(http://www.exeterinternational.com), The Nordic Company (http://www.nordicco.
com), Rhapsody Tours (http://www.rhapsodytours.com), and Globus (http://www.globusjourneys.ca).

We expect existing competitors and new entrants to the travel business to constantly revise and improve their business models in response to challenges from competing businesses. If these or other travel industry participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced. In addition, consolidation within travel industry may give our competitors increased negotiating leverage with travel sellers and greater marketing resources, thereby providing corresponding competitive advantages over us.

Marketing

We intend to market our products in the United States according to the strategy to be agreed upon with Avia Mir. As per the Agreement, we will create a comprehensive marketing plan for Avia Mir products. After the marketing plan is finalized, Grand Motion will assume the responsibility for executing the
marketing  plan,  which  will  include   execution  of  any  and  all  marketing
activities.

If we raise the maximum amount of the offering, the marketing plan will include:

      - launching the web portal to introduce Avia Mir tours to the U.S. market
      - marketing our web portal by purchasing online advertising and print advertising

         - creation of the print catalogue to advertise current tours offered by Avia Mir
         - exhibiting at 4 tradeshows held in the United States and Europe

If we raise the minimum amount of the offering ($34,460 net after anticipated offering expenses), the marketing plan will be revised and will include:
       - launching the web portal to introduce Avia Mir tours to the U.S. market
       - marketing the web portal by getting listed in search engines and creating cost-effective Cost-Per-Click campaigns.


Exhibiting at industry tradeshows
---------------------------------

We plan to book exhibit space at the following trade shows:

     - Luxury Travel Expo-USA to be held in Mandalay Bay Resort, Las Vegas, Nevada, USA on December 4-6, 2007. www.luxurytravelexpowest.com/

     - La Cumbre - premier marketplace for travel professionals from the Americas. It is the only industry event that includes both buyers and suppliers from throughout the hemisphere. The event will be held at the Las Vegas Convention Center in Las Vegas, Nevada, USA in September 5-7, 2007.

      - Leisure Select Moscow 2007 that will include two parts: Luxury Leisure Moscow International Trade Fair for Luxury Travel to be held on September 19 - 22, 2007 and SPA & HEALTH Moscow International Conference to be held on September 26 - 28, 2007.

     - The Moscow International Travel & Tourism Exhibition, (MITT ) to be held in March 2008. (dates to be confirmed). MITT remains the undisputed premier industry event in Russia and is one of the five largest tourist exhibitions worldwide. In 2006, the event hosted more than 2,500 exhibitors from 111 countries and regions and 98,000 visitors, thus proving once more, that MITT is the only event that truly reflects the vibrancy and continuous growth of the Russian travel & tourism industry.

Advertising
-----------

Direct-to-consumer promotion will involve media purchases in magazines, television, newspaper and online advertising targeted to consumers with an interest in wellness travel. Mass-media promotion will include conducting public relations campaigns, generating press releases, holding or sponsoring events with the purpose of receiving publicity in the media and creating a press kit. Grand Motion intends to subcontract some of these services to professionals with more expertise, such as agencies who specialize in public relations.

Web Portal and Catalogue
------------------------

The web portal (www.grandmotion.com) and bi-annual catalogue will be essential in our strategy to promote European and Asian spa destinations and wellness vacation packages to the U.S. market. We will focus on promotion of the web portal through our other marketing activities. The web portal will be a comprehensive site for travelers interested in wellness vacations in Europe and Asia. We expect to spend a significant amount of resources on development and promotion of the web portal. The Grand Motion Catalogue will be a printed version of the web portal, listing all offerings and contact information of the tour operators who sell the vacation packages.

Trademarks and Copyrights

We have not filed for any protection of our trademarks.

Management's Discussion and Analysis or Plan of Operation

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. Our revenue will not be sales but instead be commission earned on the gross sales of the private company of Avia Mir. We do not anticipate that we will generate significant commission revenues until we have developed the web portal and catalogue and marketed both sufficiently to generate sales through those sources, and subsequently commission for us. Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to begin performing the duties we have agreed to in the Agreement with Avia Mir and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last for twelve months but with limited funds available to build and grow our business. If we raise the maximum amount, we believe the money will last for three years and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming that we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We do not expect significant changes in the number of employees. Currently, we do not have any employees.

Upon completion of our public offering, our specific goal will be to fulfill our duties as per the Agreement with Avia Mir. We intend to finalize the marketing plan for Avia Mir products, develop the web portal and begin marketing activity to attract potential customers to the web portal. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to continue our operations. We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we have not raised the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. If we are successful in raising the maximum amount of this offering ($364,460 net after anticipated offering expenses), we intend to secure new offices and hire a general administrative assistant. We expect the cost of a new office will be approximately $800 per month rent, plus $200 per month for utilities such as telephone, fax and internet. If we do not raise the maximum proceeds, or close to the maximum, we will continue to use existing office space. If we only raise the minimum amount, our President will perform most of the administrative tasks required to operate our business. If we raise the full amount and hire an administrative assistant, we expect it will cost us approximately $2,000 per month.

3. If we raise the minimum amount of this offering ($34,460 net after anticipated offering expenses), we will focus on development of the web portal (www.grandmotion.com) to introduce Avia Mir tours to the U.S. market. The web portal will also integrate with Avia Mir reservation system to direct consumers interested in booking a tour or a room in a spa or resort to complete the transaction on the Avia Mir website. We will assist Avia Mir with editing their website for the U.S. consumer. For this purpose, we will hire a web design studio in the U.S. with experience in website for the travel industry. Launch of the web portal will allow us to earn revenue from commission on sales generated through the web portal. We estimate the cost of the web portal for the initial launch to be approximately $12,000.

We believe we will begin generating revenues within nine months of completing our offering.

4. We believe it will cost a minimum of $7,000 for execution of our marketing plan for the web portal over the next 12 months in addition to the cost of the initial launch of $12,000. If we raise the maximum amount of proceeds from the offering, we will devote an additional $70,000 to the marketing of the Grand Motion web portal. To achieve this, we will hire a marketing specialist who will work full-time on purchasing online advertising and print advertising to promote the web portal. We expect the hire will cost us approximately $2,500 per month. Marketing is an ongoing matter which will continue during the life of our operations.

5. If we raise the maximum amount of this offering, we will proceed with creation of the Grand Motion print catalogue to advertise current products of Avia Mir. We will hire a graphic design agency to create the print catalogue, as well as other independent contractors such as copywriters, editors and photographers, if needed. We expect the costs of the first print run of the catalogue to be approximately $30,000.

6. We plan to exhibit at 4 tradeshows held in the United States and Europe over the next twelve months. Our ability to participate in the tradeshows will depend on the funds raised from this offering. If we raise the minimum amount of $34,460, we will be unable to exhibit at any tradeshow until we earn revenue or raise additional capital. If we raise the maximum amount of $364,460, we will reserve exhibit space, and hire an exhibit house to assist us with creating a booth, promotional materials and management of the exhibits. We anticipate the cost of participating in 4 tradeshows to be approximately $40,000.

7. If we raise the maximum amount of this offering, we intend to hire a business development manager who will assist us in securing marketing and distribution agreements with tour operators and travel agencies who offer vacation packages focusing on wellness and health. We estimate the annual cost of hiring a business development manager to be $60,000.

8. If we raise the minimum amount of the offering, we do not anticipate hiring any employees and will engage people as outside contractors and consultants for legal, accounting, and audit functions.

Limited Operating  History;  Need for Additional  Capital

There is limited historical financial information about us upon which to base an evaluation of our
                                       26
performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in administration expenditures associated with daily operations and support and maintenance of the web portal, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance and increases in Catalogue printing costs and marketing expenditures.

If we raise the minimum amount of the offering, we can satisfy our cash requirements for the next twelve months, and stay operational. We may encounter significant cost overruns in expenditures related to our plan of operations for the next twelve months if we raise the minimum amount of the offering. Our plan calls for expenses related to our current office space, development of the web portal, marketing fees for the web portal, and hiring contractors for accounting, legal and audit functions. If we encounter cost overruns in these expenses, we will remain operational for the next twelve months by decreasing the amount of funds spent on development and marketing of the web portal, as it is an ongoing expense.

In anticipation of possible cost overruns, we will launch the web portal in two phases - a soft launch which will list all tour packages, but will not be integrated with the Avia Mir site and the customer wishing to purchase a package will have to proceed with an offline transaction. After the soft launch, we will evaluate our expenses to date and allocate appropriate funds for the launch of an integrated website that will allow the customer to book their tour package online.


To become profitable and competitive, we have to successfully promote and increase sales of Avia Mir travel packages and tours. We anticipate relying on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities. We may also rely on loans from our sole executive officer and director, Janetta Voitenkova; however, there are no assurances that Ms. Voitenkova will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on July 7, 2006 to February 28, 2007

During the period from our inception to February 28, 2007, we have completed our business plan and entered into our first marketing and agency agreement with Avia Mir. We hired consultants in the areas of bookkeeping and accounting. We also retained an attorney for the preparation of this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $20,134 of which $4,310 for accounting and audit fees, $184 is for depreciation; $612 for bank charges and interest expense; $1,100 for consulting, $2,000 for officer compensation; $352 for office and administrative expenses; $664 for organization costs; $315 for rent, $2,097 for travel expenses and $8,500 for website development.

We have reserved the domain name www.grandmotion.com for web portal development and introduction of Avia Mir tours to the U.S. market. The web portal will also integrate with Avia Mir reservation system to direct consumers interested in booking a tour or a room in a spa or resort to complete the transaction on the Avia Mir website.

Since inception, we have sold 4,000,000 shares of common stock to our President for $400.

Liquidity and Capital Resources

As of February 28, 2007, our total assets were $10,590 (November 30, 2006 - $16,083) comprising of cash of $7,663 (November 30, 2006 - $13,189), property and equipment of $1,752 (November 30, 2006 - $1,894), and distributor rights of $1,000 (November 30, 2006 - $1,000), and our total liabilities were $30,324 (November 30, 2006 - $20,758) for a total working capital deficit of $22,486 (November 30, 2006 - $7,569). During the period ended November 30, 2006, the President of the Company provided a $17,000 loan to the Company in accordance with loan agreement. The loan is payable on demand, unsecured, and bears interest at 6.0% per annum.

As at February 28, 2007, Janetta Voitenkova, our President, is owed $21,010 (November 30, 2006 -

$20,758) for cash advances and expenditures incurred on behalf of the company. This amount consists of the $17,000 loan principal, $335 of accrued interest and $3,675 for expenses incurred on behalf of the Company. We expect to incur substantial losses over the next two years.

As of February 28, 2007,  we had cash of $7,663  (November  30, 2006 - $13,189), and we believe that we need approximately an additional $45,000 to meet our capital requirements over the next 12 months. Our intention is to obtain this money through this offering.


Known Material Trends and  Uncertainties

As of November 30, 2006, and April 27, 2007, Grand Motion has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

Legal Proceedings

No officer,  director, or persons nominated for these positions, and no promoter
or  significant   employee  of  our  corporation  has  been  involved  in  legal proceedings  that would be material to an evaluation of our  management.

We are not aware of any pending or threatened legal proceedings which involve Grand Motion, Inc.

Directors and Officers

Our Bylaws provide that we shall have a minimum of one director. There is no stated maximum number of directors allowed but such number may be fixed from time to time by action of the stockholders or of the directors.

--------------------------------------------------------------------------------
Name                           Age                           Position
--------------------------------------------------------------------------------
Janetta Voitenkova              59                   President, Chief Executive
                                                     Officer, Chief Financial
                                                     Officer, Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Grand Motion's affairs.

Janetta Voitenkova, Director

Janetta Voitenkova graduated from Kiev Travel and Tourism College and started her career working as a translator and tour guide in 1974. She owned a travel agency, Vimextour, in Kiev, Ukraine and operated it until 1995. Vimextour specialized in offering spa and wellness vacations in Eastern Europe.

Presently Janetta Voitenkova works as an authorized agent for Startec Global Communications, a telecommunications and Internet services provider. As the authorized agent, Ms. Voitenkova receives commission from sales of telecommunication and Internet services to individual clients and private companies. She also creates and organizes specialty sightseeing tours on a contractual basis for other travel agencies in Seattle (USA) and Victoria and Whistler (Canada).

Ms. Voitenkova intends to devote approximately 40% of her business time to our affairs.

                                  COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our directors since our inception of July 7, 2006 through November 30, 2006, and for the three months


SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------
                                                                          Long Term Compensation
                                                                       ---------------------------
                                   Annual Compensation                 Awards             Payouts
                             ------------------------------------------------------------------------------------
                                               Other Annual
                                                 Compen-     Restricted     Securities                All Other
Name and            Year                         sation ($)  Stock Awards    Underlying     LTIP       Compen-
Principal           Ended     Salary   Bonus                     ($)         Options/    Payouts       sation
Position                        ($)      ($)                                  SARs (#)       ($)         ($)
-----------------------------------------------------------------------------------------------------------------
Janetta           07-07-06      -0-      -0-     $2,000 (1)       -0-           -0-          -0-         -0-
Voitenkova,      (inception)
President,           to
Chief             11-30-06      -0-      -0-        -0-           -0-           -0-          -0-         -0-
Executive         07-07-07
Officer, Chief
Financial
Officer,
Director
-----------------------------------------------------------------------------------------------------------------

(1) The company's president provides management services to the company as per unwritten arrangement with the company. During the period ended November 30, 2006, the company paid $2,000 for management services.

Stock Option Grants

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole director and officer since our inception.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The President of the Company provides management services to the Company. During the period ended February 28, 2007 management services of $2,000 were charged to operations.

During the period ended November 30, 2006, the President of the Company provided a $17,000 loan to the Company. The loan is payable on demand, unsecured, and bears interest at 6.0% per annum.

As at November 30, 2006, the Company owed $3,675 to the President of the Company for expenses incurred on behalf of the Company in addition to $17,000 loan and $83 of accrued interest to date.

As at February 28, 2007 and April 27, 2007, the Company owed to the President of the Company $21,010 consisting of the $17,000 loan principal, $335 of accrued interest and $3,675 for expenses incurred on behalf of the Company.

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Audit Committee

The Audit Committee is currently composed of one member, Janetta Voitenkova. Our Board of Directors has determined that we do not have an audit committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Grand Motion and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of April 27, 2007 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of April 27, 2007 there were 4,000,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

----------------------------------------------------------------------------------------------------------------------
                                               Amount and
                                                Nature of
Title of Class    Name of                      Beneficial         Percent of        Percent of         Percent of
                  Beneficial Owner              Ownership        Class Before       Class After       Class After
                                                                   Offering        Offering with     Offering with
                                                                                 Minimum Number of Maximum Number of
                                                                                    Shares Sold       Shares Sold
                                                   (1)               (%)                (%)               (%)
----------------------------------------------------------------------------------------------------------------------
Common            Janetta Voitenkova            4,000,000            100               57.15             13.79
                  President, CEO, CFO,
                  Secretary, Treasurer and
                  Director
                  All Officers and              4,000,000            100               57.15             13.79
                  Directors as a Group
                  that consists of one
                  person
----------------------------------------------------------------------------------------------------------------------

1 Includes shares that could be obtained by the named individual within the next 60 days.

Changes in Control

There are currently no arrangements which would result in a change in control of Grand Motion, Inc.

Description of Securities

The authorized capital stock of Grand Motion consists of 100,000,000 common shares, $0.0001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Grand Motion, whether voluntary or involuntary, to share equally in the assets of Grand Motion available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Grand Motions' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Grand Motion's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. Grand Motion does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Grand Motion's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent. Shares Eligible for Future Sale The 25,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 4,000,000 issued and outstanding shares have been held since July 2006 (and are subject to the sale limitations imposed by Rule 144 (see below). The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common sock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher Zarcone & Baker, LLP our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

The financial statements included in this prospectus and the registration statement have been audited by Ronald Chadwick, P.C., Certified Public
Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of
that  site  is   http://www.sec.gov.

Market  for  Common  Equity  and  Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek quotation on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

We intend to apply for quotation of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this quotation. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.


Financial Statements

a) Financial Statements as of November 30, 2006 including:

Report of Independent Registered Public Accounting Firm
- Balance Sheet
- Statement of Operations
- Statement of Cash Flows
- Statement of Stockholders' Deficit
- Notes to the Financial Statements


b) Interim Financial Statements as of February 28, 2007 including:

- Balance Sheet
- Statement of Operations
- Statement of Cash Flows
- Statement of Stockholders' Deficit
- Notes to the Financial Statements

================================================================================
Financial Statements
Grand Motion, Inc.
(A Development Stage Company)
November 30, 2006
                                                                        Index
Report of Independent Registered Public Accounting Firm                   F-1
Balance Sheet                                                             F-2
Statement of Operations                                                   F-3
Statement of Cash Flows                                                   F-4
Statement of Stockholders' Deficit                                        F-5
Notes to the Financial Statements                                         F-6

                               GRAND MOTION, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                November 30, 2006

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
              ========================================================


Board of Directors
Grand Motion, Inc.
Seattle, Washington

I have audited the accompanying balance sheet of Grand Motion, Inc. (a development stage company) as of November 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from July 7, 2006 (inception) through November 30, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Grand Motion, Inc. as of November 30, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from July 7, 2006 (inception) through November 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado
Ronald R. Chadwick, P.C.
January 12, 2007

RONALD R. CHADWICK, P.C.


                                       F-1

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                November 30, 2006



                                                    ASSETS
                                                    ------
Current assets
   Cash and cash equivalents                                                                    $         13,189
                                                                                                  --------------
     Total current assets                                                                                 13,189

   Property and equipment, net                                                                             1,894
   Distributor rights                                                                                      1,000
                                                                                                  --------------
Total assets                                                                                     $        16,083
                                                                                                  ==============

                                        LIABILITIES & STOCKHOLDERS'EQUITY
                                        ---------------------------------
Current liabilities
   Due to related parties                                                                        $         3,675
   Notes payable related parties                                                                          17,083
                                                                                                  --------------
      Total current liabilities                                                                           20,758
                                                                                                  --------------

Stockholders' Equity
--------------------
Capital stock $0.0001 par value;
       100,000,000 shares authorized;
       4,000,000 shares issued and outstanding                                                               400
Deficit accumulated during the development stage                                                    (      5,075)
                                                                                                  ---------------
Total Stockholders' Equity                                                                          (      4,675)
                                                                                                  ---------------
Total Liabilities and Stockholders' Equity                                                       $        16,083
                                                                                                  ===============









                                       F-2

    The accompanying notes are an integral part of these financial statements

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                               STATEMENT OF INCOME
               July 7, 2006 (Inception) Through November 30, 2006

Revenue                                                                                           $                  -
                                                                                                      ----------------

Expenses
   Depreciation                                                                                   $                 42
   Bank charges  and interest                                                                                      244
   Officer compensation                                                                                          2,000
   Office and administrative                                                                                        75
   Organization costs                                                                                              664
   Travel                                                                                                        2,050
                                                                                                      ----------------
Net income (loss)                                                                                 $   (          5,075)
                                                                                                      ================
Net income (loss) per share (Basic and fully diluted)                                             $   (           0.00)
                                                                                                      ================
Weighted average number of common shares outstanding                                                         1,232,877
                                                                                                      ================





















                                       F-3

    The accompanying notes are an integral part of these financial statements

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
               July 7, 2006 (Inception) Through November 30, 2006

Cash Flows From Operating Activities
   Net income (loss)                                                                            $  (         5,075)

   Adjustments  to  reconcile  net  income to net cash  provided  by (used  for)
   operating activities:
     Depreciation                                                                                               42
     Accounts payable related parties                                                                        3,675
                                                                                                     --------------
        Net cash provided by (used for) operating activities                                       (         1,358)
                                                                                                     --------------
Cash Flows From Investing  Activities
     Purchase of fixed assets                                                                      (         1,936)
     Marketing and agency rights                                                                   (         1,000)
                                                                                                     --------------
        Net cash provided by (used for) investing activities                                       (         2,936)
                                                                                                     --------------
Cash Flows From Financing  Activities
   Note payable related party                                                                               17,083
   Issuance of common stock                                                                                    400
                                                                                                     --------------
        Net cash provided by (used for) financing activities                                                17,483
                                                                                                     --------------

Net Increase (Decrease) In Cash                                                                             13,189

Cash At The Beginning Of The Period                                                                              -
                                                                                                     -------------
Cash At The End Of The Period                                                                   $           13,189
                                                                                                     =============


Supplemental disclosure:
  Cash paid for:
       Interest                                                                                 $               -
                                                                                                     =============
       Income Taxes                                                                             $               -
                                                                                                     =============




                                       F-4

    The accompanying notes are an integral part of these financial statements

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                                     During the
                                                         Common Shares              Paid In         Development     Stockholders'
                                                         -------------
                                                    Number         Par Value        Capital            Stage           Equity
                                                    ------         ---------        -------            -----           ------
Balances, July 7, 2006                                       -  $            -  $            -   $            -   $           -

Issuance of stock for cash                           4,000,000             400               -                -             400
Net gain (loss) for the period
ended November 30, 2006                                      -               -               -      (     5,075)    (     5,075)
                                                  ------------     -----------     -----------     ------------    -------------
Balances, November 30, 2006                          4,000,000  $          400  $            -   $  (     5,075)   $(     4,675)
                                                  ============    ============     ===========     ============    =============
















                                       F-5

    The accompanying notes are an integral part of these financial statements

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2006

Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada, United States of America on July 7, 2006, and its fiscal year end is November
              30. The Company has obtained a license to market, distribute or re-sell specialty tours, airline tickets and charter flights provided by a private company, in the United States of America and Canada.

              These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $7,569, and has accumulated deficit of $5,075 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------

              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

              Revenue Recognition
              -------------------

              We recognize revenue when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the commission is fixed or determinable; and collection is reasonably assured. The commission representing 5.0% of the private company's gross sales is recognized as income over the term of the contract with this private company. The amount of the commission is determined based on the

Grand Motion, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2006 - Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------
              quarterly sales reports of the private company. The private company recognizes the sale of its product during the reporting period when the company received the payment and the product was delivered to the customer's delivery site prior to the period end. Impairment of Long-lived Assets

              Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              Foreign Currency Translation
              ----------------------------

              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

              Net Loss per Share
              ------------------

              Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflect the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------

              The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

              Income Taxes
              ------------

              The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Grand Motion, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2006 - Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Fair Value of Financial Instruments

              The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Recent Accounting Pronouncements
              -------------------------------
              In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

              In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be February 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

              In  September  2006,  the SEC  issued  Staff  Accounting  Bulletin
              ("SAB")   No.  108,   "Considering   the  Effects  of  Prior  Year
              Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

Grand Motion, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2006 - Page 4

Note 3        Distributor rights
              ------------------

              Pursuant to a Marketing and Agency Agreement (the "Agreement") dated November 20, 2006, the Company acquired from a private company rights for distribution or re-sell specialty tours, airline tickets and charter flights provided by a private company (the "Products") in the United States of America and Canada for the following consideration:

                 -Cash payment of $1,000 (one thousand  dollars) upon signing of this Agreement;
                - The Company incurring web sites development expenses up to
                  $10,000 by February 28, 2007;
                - The  Company  incurring minimum marketing expenses of
                  $50,000 USD over the initial two year term of this Agreement

              The Company will be paid commission on a quarterly basis at the rate of 5.0% of gross sales resulting from the sale of the Products by the private company.

              As at November 30, 2006, the Company paid $1,000 upon signing the Agreement.

Note 4        Capital Stock
              -------------

              The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of one hundred of one cent ($0.0001) per share and no other class of shares is authorized.

              During the period from July 7, 2006 (inception) to November 30, 2006, the Company issued 4,000,000 shares of common stock to its director for total proceeds of $400.

              To November 30, 2006, the Company has not granted any stock options and has not recorded any stock-based compensation.


Note 5        Related Party Transactions
              --------------------------

a) The President of the Company provides management services to the Company. During the period ended November 30, 2006 management services of $2,000 were charged to operations.

b) During the period ended November 30, 2006 the President of the Company provided a $17,000 loan to the Company. The loan is payable on demand, unsecured, and bears interest at 6.0% per annum. As at November 30, 2006, the Company incurred $83 in interest expense related to this loan.

Grand Motion, Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2006 - Page 5

Note 6        Income Taxes
              ------------

              The significant components of the Company's deferred tax assets are as follows:

                                                                                                  2006
             Deferred Tax Assets
               Non-capital loss carryforward                                              $        761
                Less:  valuation allowance for deferred tax asset                              (   761)
                                                                                           ------------
                                                                                          $           -
                                                                                           ============

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $5,075 at November 30, 2006 which may be available to reduce future year's taxable income.

              These carryforwards will expire, if not utilized, commencing in 2026. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.





















                                      F-10


                                       44


================================================================================

Interim Financial Statements
Grand Motion, Inc.
(A Development Stage Company)
February 28, 2007
                                                                     Index

Balance Sheet                                                         F-13
Statement of Operations                                               F-14
Statement of Cash Flows                                               F-15
Statement of Stockholders' Deficit                                    F-16
Notes to the Financial Statements                                     F-17

                               GRAND MOTION, INC.

                          (A Development Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                February 28, 2007

                                   (Unaudited)


























                                      F-12

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                               February 28,       November 30,
                                                                                   2007               2006
                                                                                   ----               ----
                                                    ASSETS                     (Unaudited)          (Audited)
                                                    ------
Current assets
   Cash                                                                      $         7,663    $         13,189
   Security deposit                                                                      175                   -
                                                                                ------------      --------------
     Total current assets                                                              7,838              13,189

   Property and equipment, net                                                         1,752               1,894
   Distributor rights                                                                  1,000               1,000
                                                                                ------------       -------------
Total assets                                                                 $        10,590     $        16,083
                                                                                ============       =============

                                        LIABILITIES & STOCKHOLDERS'EQUITY
                                        ---------------------------------
Current liabilities
   Accounts payable                                                          $         9,314     $             -
   Due to related parties                                                              3,675               3,675
   Notes payable related parties                                                      17,335              17,083
                                                                                ------------       -------------
      Total current liabilities                                                       30,324              20,758
                                                                                ------------       -------------

Stockholders' Equity
--------------------
Capital stock $0.0001 par value;
       100,000,000 shares authorized;
       4,000,000 shares issued and outstanding                                           400                 400
Deficit accumulated during the development stage                                (     20,134)       (      5,075)
                                                                                -------------        ------------
Total Stockholders' Equity                                                      (     19,734)       (      4,675)
                                                                                -------------        ------------
Total Liabilities and Stockholders' Equity                                   $        10,590     $        16,083
                                                                                =============        ============




    The accompanying notes are an integral part of these financial statements

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                           INTERIM STATEMENT OF INCOME
                                   (Unaudited)

                                                                                                       July 7, 2006
                                                                               Three Months             (Inception)
                                                                                  Ended                   Through
                                                                               February 28,            February 28,
                                                                                   2007                    2007
                                                                                   ----                    ----
Revenue                                                                  $                  -     $                  -
                                                                                -------------           --------------

Expenses
   Accounting and audit fees                                             $              4,310     $              4,310
   Depreciation                                                                           142                      184
   Bank charges  and interest                                                             368                      612
   Consulting                                                                           1,100                    1,100
   Officer compensation                                                                     -                    2,000
   Office and administrative                                                              277                      352
   Organization costs                                                                       -                      664
   Rent                                                                                   315                      315
   Travel and promotion                                                                    47                    2,097
   Website development                                                                  8,500                    8,500
                                                                                -------------          ---------------
Net income (loss)                                                        $   (         15,059)    $   (         20,134)
                                                                                =============          ===============
Net income (loss) per share (Basic and fully diluted)                    $   (           0.00)
                                                                                =============
Weighted average number of common shares outstanding                                4,000,000
                                                                                =============









    The accompanying notes are an integral part of these financial statements

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                         INTERIM STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                         July 7, 2006
                                                                                 Three Months            (Inception)
                                                                                     Ended                 Through
                                                                                 February 28,            February 28,
                                                                                     2007                    2007
                                                                                     ----                    ----
Cash Flows From Operating Activities
   Net income (loss)                                                         $  (        15,059)   $  (        20,134)

   Adjustments to reconcile net income to net cash
   provided by (used for) operating activities:
     Depreciation                                                                           142                   184
     Security deposit                                                           (           175)      (           175)
     Accounts payable                                                                     9,314                 9,314
     Accounts payable related parties                                                         -                 3,675
                                                                                ---------------        ---------------
        Net cash provided by (used for) operating activities                    (         5,778)      (         7,136)
                                                                                ---------------        ---------------
Cash Flows From Investing  Activities
     Purchase of fixed assets                                                                 -       (         1,936)
     Marketing and agency rights                                                              -       (         1,000)
                                                                                ---------------        ---------------
        Net cash provided by (used for) investing activities                                  -       (         2,936)
                                                                                ---------------        ---------------
Cash Flows From Financing  Activities
   Note payable related party                                                               252                17,335
   Issuance of common stock                                                                   -                   400
                                                                                ---------------        ---------------
        Net cash provided by (used for) financing activities                                252                17,735
                                                                                ---------------        ---------------

Net Increase (Decrease) In Cash                                              (            5,526)                7,663

Cash At The Beginning Of The Period                                                      13,189                     -
                                                                                ---------------        ---------------
Cash At The End Of The Period                                                $            7,663    $            7,663
                                                                                ===============        ===============

Supplemental disclosure:
  Cash paid for:
       Interest                                                              $                -    $                -
                                                                                ===============        ===============
       Income Taxes                                                          $                -    $                -
                                                                                ===============        ===============

    The accompanying notes are an integral part of these financial statements

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Unaudited)

                                                                                                     Deficit
                                                                                                   Accumulated
                                                                                                   During the
                                                         Common Shares              Paid In        Development     Stockholders'
                                                         -------------
                                                    Number         Par Value        Capital           Stage           Equity
                                                    ------         ---------        -------           -----           ------
Balances, July 7, 2006                                       -  $            -  $            -   $            -  $            -

Issuance of stock for cash                           4,000,000             400               -                -             400
Net gain (loss) for the period
ended November 30, 2006                                      -               -               -      (     5,075)    (     5,075)
                                                  ------------     -----------     -----------       ----------      -----------
Balances, November 30, 2006                          4,000,000             400               -      (     5,075)    (      4,675)

Net gain (loss) for the period
ended February 28, 2007                                      -               -               -      (    15,059)    (    15,059)
                                                  ------------     -----------     -----------       ----------      -----------
Balances, February 28, 2007                          4,000,000  $          400  $            -   $  (    20,134) $  (    19,734)
                                                  ============     ===========     ===========       ===========     ===========
</table>>

                               GRAND MOTION, INC.
                          (A Development Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                February 28, 2007
                                   (Unaudited)


Note 1        Nature and Continuance of Operations
              ------------------------------------

              Organization
              -------------
              The Company was incorporated in the State of Nevada, United States of America on July 7, 2006, and its fiscal year end is November
              30. The Company has obtained a license to market, distribute or re-sell specialty tours, airline tickets and charter flights provided by a private company, in the United States of America and Canada.

              Going Concern
              -------------

              The Company commenced operations on July 7, 2006 and has not realized any revenues since inception. The Company has a deficit accumulated to February 28, 2007 in the amount of $20,134. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company to date has funded its initial operations through the issuance of 4,000,000 shares of capital stock for proceeds of $400 and loans and cash advances from a director in the amount of $21,010. Management plans to raise additional funds through issuance of additional capital stock and further loans from director.

              Unaudited Interim Financial Statements
              --------------------------------------

              The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended November 30, 2006 included in the Company's SB-2 filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form SB-2. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended February 28, 2007 are not necessarily indicative of the results that may be expected for the year ending November 30, 2007.

Grand Motion, Inc.
(A Development Stage Company)
Notes to the Interim Financial Statements
February 28, 2007
(Unaudited)  - Page 3


Note 2        Distributor rights
              ------------------

              Pursuant to a Marketing and Agency Agreement (the "Agreement") dated November 20, 2006, the Company acquired from a private company rights for distribution or re-sell specialty tours, airline tickets and charter flights provided by a private company (the "Products") in the United States of America and Canada for the following consideration:

                 -Cash  payment of $1,000 upon signing of the  Agreement;  - The
                  Company incurring web sites development expenses up to $10,000 by February 28, 2007;
                 -The Company incurring minimum marketing  expenses of $50,000
                  USD over the  initial two year term of the Agreement.

              The Company will be paid commission on a quarterly basis at the rate of 5.0% of gross sales resulting from the sale of the Products by the private company.

              As at February 28, 2007, the Company paid $1,000 upon signing the Agreement and incurred $8,500 in website development costs.

Note 3        Capital Stock
              -------------
              The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of one hundred of one cent ($0.0001) per share and no other class of shares is authorized.

              During the period from July 7, 2006 (inception) to November 30, 2006, the Company issued 4,000,000 shares of common stock to its director for total proceeds of $400.

              To February 28, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4        Related Party Transactions
              --------------------------

             c) The President of the Company provides management services to the Company. During the period ended November 30, 2006 management services of $2,000 were charged to operations.

              b) During the period ended November 30, 2006 the President of the Company provided a $17,000 loan to the Company. The loan is payable on demand, unsecured, and bears interest at 6.0% per annum. As at February 28, 2007, the Company incurred $335 in interest expense related to this loan.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The accounting firm of Ronald Chadwick, P.C., Certified Public Accountant, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officer and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)        willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)     such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Filing fees                                                    $          1,000
Legal fees and expenses                                                   5,000
Accounting fees and expenses                                              3,500
Transfer agent fees                                                       1,000
Securities and Exchange Commission registration fee                        40.13
                                                               -----------------
Total                                                          $       10,540.13
                                                               =================

All amounts are estimates other than the Commission's registration fee.

Recent Sales of Unregistered Securities

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to Ms. Voitenkova on October 16, 2006, for total proceeds of $400. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. This sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented their intention to acquire the securities for investment only and not with a view toward distribution.
Appropriate legends have been affixed to the stock certificate issued to the purchaser in accordance with Regulation S. The investor was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser.

Exhibits
Exhibit
Number        Description

  3.1            Articles of Incorporation*
  3.2            Bylaws*
  5.1            Batcher Zarcone & Baker, LLP with consent to use*
 10.1            Marketing and Agency Agreement*
 10.2            Loan Agreements
 23.1            Consent of Ronald Chadwick, P.C., Certified Public Accountant
 99.1            Company's Logo

* - filed as an exhibit to our registration statement on Form SB-2 filed on March 5, 2007

Undertakings We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                ii.     To reflect in the prospectus any facts or events arising
                  after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
                iii.   To include any additional or changed material information
                  on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.       For determining any liability under the Securities Act of 1933:

i. we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

ii. we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

iii. we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Signatures

In accordance with the requirements of the Securities Act, Grand Motion, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Prospectus on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington State, U.S.A., on the 30th day of June 12, 2007.

                               GRAND MOTION, INC.

                           By: /s/ Janetta Voitenkova
                           ---------------------------
                               Janetta Voitenkova
                               President, CEO and Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                           TITLE                           DATE
-----------------------    --------------------------    -----------------------



/s/ Janetta Voitenkova      President, CEO, CFO,                June 12, 2007
----------------------                                          ----------------
Janetta Voitenkova          Secretary, Treasurer and
                            Director